                                                                    Exhibit 99.2

                          AZTECA HOLDINGS, S.A. DE C.V.

                              Offer to Exchange Our
                  New 12 1/4% Senior Amortizing Notes due 2008
                           Which Have Been Registered
                  Under The Securities Act of 1933, As Amended
                                       For
                             All of Our Outstanding
                    12 1/4% Senior Amortizing Notes due 2008

                           Pursuant to the Prospectus
                                 Dated __, 2003

 -------------------------------------------------------------------------------
 THE EXCHANGE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2003, UNLESS EXTENDED BY AZTECA HOLDINGS IN ITS SOLE DISCRETION (AS EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE").
 -------------------------------------------------------------------------------

                                                                     _____, 2003

To Brokers, Dealers, Commercial Banks, Trust
Companies and Depository Trust Company Participants:

      Enclosed for your consideration are a prospectus dated ______, 2003 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal"), which together describe the offer by Azteca Holdings, S.A. de C.V., a corporation (sociedad anonima de capital variable) established under the laws of the United Mexican States ("Azteca Holdings"), to exchange (the "Exchange Offer") its new 12 1/4% Senior Amortizing Notes due 2008 ("New 12 1/4% Notes"), which have been registered under the U.S. Securities Act of 1933, as amended ("Securities Act"), for a like principal amount of its outstanding 12 1/4% Senior Amortizing Notes due 2008 ("Existing 12 1/4% Notes"), which were issued previously in a private placement, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Enclosed Documents

      For your information and for forwarding to your clients, for whom you hold Existing 12 1/4% Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. Prospectus dated _____, 2003;

          2. Letter of Transmittal relating to the offer to exchange the New 12 1/4% Notes for the Existing 12 1/4% Notes for your use and for the information of your clients;

          3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if time will not permit all required documents to reach The Bank of New York (the "Exchange Agent") prior to the Expiration Date of if the procedure for book-entry transfer cannot be completed on a timely basis; and

          4. A printed form of letter, including a Letter of Instructions, which may be sent to your clients for whose accounts you hold Existing 12 1/4% Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

      The Guidelines for Certification of Taxpayer Identification Number ("TIN") on Substitute Form W-9, in the case of a U.S. holder, and the instructions attached to the Substitute Form W-8 BEN, including such Form W-8 BEN, in the case of a Non-U.S. holder, provide information relating to United States federal income tax withholding. The Substitute Form W-8 BEN shall be made available by the Exchange Agent upon your request.

      Holders will only be able to execute tenders through The Depository Trust Company ("DTC") Automated Tender Offer Program. If a holder of Existing 12 1/4% Notes desires to tender, but the procedure for book-entry transfer cannot be completed on a timely basis, a tender offer may be effected by following the guaranteed delivery procedures described in the section titled "The exchange offers--Procedure for tendering existing notes--Guaranteed delivery" in the Prospectus.

Exchange Offer

      The New 12 1/4% Notes will be issued in denominations of US$1,000 principal amount and integral multiples of US$1,000. Any fractional principal amount of New 12 1/4% Notes will be paid in cash. Only registered holders will be entitled to receive this cash payment.

      Although the Exchange Offer is subject to a number of customary conditions, as set forth in the Prospectus, Azteca Holdings has not included a condition requiring that a minimum number of the Existing 12 1/4% Notes be validly tendered and not properly withdrawn prior to the consummation of the Exchange Offer. Azteca Holdings may assert or waive these conditions on or prior to the expiration date in its sole discretion. In addition, the Letter of Transmittal contains representations that each holder will be required to make to Azteca Holdings before it will exchange such holders Existing 12 1/4% Notes for New 12 1/4% Notes.

Fees and Expenses

      Azteca Holdings is making the principal solicitation pursuant to the Exchange Offer by mail and through DTC's facilities. However, Azteca Holdings' officers, regular employees and affiliates may make additional solicitations in person or by telephone, facsimile transmission, electronic communication or similar methods. Azteca Holdings has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. Azteca Holdings may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus, the Letter of Transmittal and related documents to the beneficial owners of the Existing 12 1/4% Notes and in handling or forwarding tenders for exchange.


      Azteca Holdings will also pay all transfer taxes, if any, applicable to the exchange of Existing 12 1/4% Notes pursuant to the Exchange Offer. If, however, Existing 12 1/4% Notes for principal amounts not tendered or accepted for exchange are to be issued in the name of any person other than the registered holder of the Existing 12 1/4% Notes tendered, if tendered Existing 12 1/4% Notes are registered in the name of any person other than the person for whom the agent's message is being transmitted, if payment on any fractional amount of New 12 1/4% Notes is to be made in the name of a person other than the registered tendering holder, or if a transfer tax is imposed for any reason other than the exchange of Existing 12 1/4% Notes pursuant to the Exchange Offer, then the amount of any transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption therefrom is not submitted to the Exchange Agent, the amount of transfer taxes will be billed directly to the tendering holder.

Conclusion

      We urge you to contact your clients promptly in order to obtain their instructions. Please note that the Exchange Offer will expire on the Expiration Date.

      Any inquiries you may have with respect to the Exchange Offer should be addressed to Azteca Holdings at its address and telephone number as set forth in the Prospectus. Additional copies of the enclosed materials may be obtained from the Exchange Agent for the Exchange Offer, at its address and telephone number as set forth on the front cover of the Letter of Transmittal.

                                                 Very truly yours,
                                                 AZTECA HOLDINGS, S.A. de C.V.

      NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF AZTECA HOLDINGS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.